EXHIBIT 3.2




                          AMENDED AND RESTATED BY-LAWS



                                       OF



                                    CNS, INC.








                               DATED MARCH 3, 1999

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                    CONTENTS OF AMENDED AND RESTATED BY-LAWS
                                       OF
                                    CNS, INC.


ARTICLE 1 - OFFICES............................................................1
1.1)     Registered Offices....................................................1
1.2)     Offices  .............................................................1

ARTICLE 2 - CORPORATE SEAL.....................................................1

ARTICLE 3 - SHAREHOLDERS.......................................................1
3.1)     Regular Meeting.......................................................1
3.2)     Special Meetings......................................................1
3.3)     Quorum   .............................................................2
3.4)     Voting   .............................................................2
3.5)     Notice of Meeting.....................................................2
3.6)     Proxies  .............................................................2
3.7)     Closing Transfer Books................................................3
3.8)     Record Date...........................................................3
3.9)     Presiding Officer.....................................................3
3.10)    Conduct of Meetings of Shareholders...................................3
3.11)    Order of Business.....................................................4
3.12)    Inspectors of Election................................................4
3.13)    Informal Action by Shareholders.......................................4

ARTICLE 4 - DIRECTORS..........................................................5
4.1)     General Powers........................................................5
4.2)     Number   .............................................................5
4.3)     Qualifications and Term of Office.....................................5
4.4)     Quorum   .............................................................5
4.5)     Regular Meetings......................................................5
4.6)     Telephonic Meetings...................................................5
4.7)     Special Meetings......................................................5
4.8)     Compensation..........................................................6
4.9)     Salaries .............................................................6
4.10)    Committees............................................................6
4.11)    Committee of Disinterested Persons....................................6
4.12)    Vacancies.............................................................6
4.13)    Order of Business.....................................................7
4.14)    Written Consent or Opposition in Advance of Meeting...................7
4.15)    Informal Action by Directors..........................................7
4.16)    Removal of Directors..................................................7

ARTICLE 5 - OFFICERS...........................................................7
5.1)     Number   .............................................................7
5.2)     Election, Term of Office and Qualifications...........................8

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5.3)     Chairman of the Board.................................................8
5.4)     President and Chief Executive Officer.................................8
5.5)     Chief Operating Officer...............................................8
5.6)     Vice President........................................................8
5.7)     Secretary.............................................................8
5.8)     Treasurer and Chief Financial Officer.................................8
5.9)     Assistant Officers....................................................9
5.10)    Officers Shall Not Lend Corporate Credit..............................9

ARTICLE 6 - INDEMNIFICATION....................................................9

ARTICLE 7 - SHARES AND THEIR TRANSFER..........................................9
7.1)     Certificates of Stock.................................................9
7.2)     Facsimile Signature..................................................10
7.3)     Issuance of Shares...................................................10
7.4)     Transfer of Shares...................................................10
7.5)     Lost Certificates....................................................10
7.6)     Treasury Stock.......................................................10
7.7)     Indebtedness of Shareholders.........................................10
7.8)     Transfer Agent and Registrar.........................................10

ARTICLE 8 - BOOKS AND RECORDS.................................................11
8.1)     Share Register; Dates of Issuance....................................11
8.2)     Other Documents Required.............................................11
8.3)     Financial Records....................................................11
8.4)     Right to Inspect.....................................................11
8.5)     Cost of Copies.......................................................12
8.6)     Computerized Records.................................................12
8.7)     Financial Statements.................................................12

ARTICLE 9 - DISTRIBUTIONS.....................................................12
9.1)     Distributions........................................................12
9.2)     Record Date..........................................................12
9.3)     Restrictions.........................................................13

ARTICLE 10 - FINANCIAL AND PROPERTY MANAGEMENT................................13
10.1)    Fiscal Year..........................................................13
10.2)    Audit of Books and Accounts..........................................13
10.3)    Contracts............................................................13
10.4)    Checks   ............................................................13
10.5)    Deposits ............................................................13
10.6)    Voting Securities Held by Corporation................................13

ARTICLE 11 - WAIVER OF NOTICE.................................................14

ARTICLE 12 - AMENDMENTS.......................................................14

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                          AMENDED AND RESTATED BY-LAWS

                                       OF

                                    CNS, INC.

                                    ARTICLE 1

                                     OFFICES

         1.1) Registered Offices - The address of the registered office of the corporation shall be established and maintained at the office of the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware and the Corporation Trust Company shall be the registered agent of the corporation. The Board of Directors shall have authority to change the registered office of the corporation from time to time, and any such change shall be registered by the secretary with the Secretary of State of Delaware.

         1.2) Offices - The corporation may have such other offices, including its principal business office, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                                    ARTICLE 2

                                 CORPORATE SEAL

         The corporate seal shall have thereon the name of the corporation, and the words "Corporate Seal" and when so directed by the Board of Directors a duplicate of the seal may be kept and used by the secretary or treasurer or by an assistant secretary or assistant treasurer.

                                    ARTICLE 3

                                  SHAREHOLDERS

         3.1) Regular Meeting - The regular meeting of the shareholders of the corporation shall be an annual meeting held at the principal business office of the corporation, or at such place as is designated by the Board of Directors or by written consent of all the shareholders entitled to vote thereat, within one hundred twenty (120) days of the close of the fiscal year of the corporation, at which time the shareholders, voting as provided in the Articles of Incorporation, shall elect a Board of Directors for the ensuing year, and shall transact such other business as shall properly come before them. In the event the regular meeting is not held for a period of thirteen (13) months or more, a shareholder or director may apply to the Court of Chancery to summarily order a meeting to be held.

         3.2) Special Meetings - Special meetings of the shareholders shall be called by the Secretary at any time upon request of the President, a Vice-President acting in the capacity of the President, the Treasurer or two (2) or more members of the Board of Directors, or upon a written request of shareholders holding ten percent (10%) or more of the capital stock entitled to vote. Notice shall be given in accordance with the provisions of Article 3.5 hereof.


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         3.3) Quorum - The holders of fifty (50%) percent of the outstanding shares entitled to vote, represented either in person or by proxy, shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting, at which a quorum of the shareholders is present, may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. In case a quorum is not present at any meeting, those present shall have the power to adjourn the meeting from time to time, without notice or other announcement at the meeting, until the requisite number of voting shares shall be represented. Any business may be transacted at such reconvened meeting which might have been transacted at the meeting which was adjourned.

         3.4) Voting - At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder shall have one (1) vote for each share having voting power standing in his name on the books of the corporation. Shares owned by two (2) or more shareholders may be voted by any one of them unless the corporation receives written notice from any one of them denying the authority of that person to vote those shares. A holder of voting shares may vote any portion of the shares in any way the shareholder chooses. If a shareholder votes without designating the proportion or number of shares voted in a particular way, the shareholder is deemed to have voted all the shares in that way. Upon the demand of any shareholder, the vote for director, or the vote upon any question before the meeting shall be by ballot. All elections shall be had and all questions decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum, except in such cases as shall otherwise be required or permitted by statute, the Certificate of Incorporation, these By-Laws or by agreement approved by a majority vote of the number of shares entitled to vote.

         3.5) Notice of Meeting - There shall be mailed to each shareholder shown by the books of the corporation to be a holder of record of voting shares, at his address as shown by the books of the corporation, a notice setting out the time and place of the regular meeting or any special meeting, which notice shall be mailed at least ten (10) days and not more than sixty (60) days prior thereto. Every notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to purposes stated in the call. A shareholder may waive notice of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at, or after the meeting, or whether given in writing, orally, or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

         3.6) Proxies - At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxies shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. No appointment of a proxy is irrevocable unless the appointment is coupled with an interest in the shares of the corporation.


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         3.7) Closing Transfer Books - The Board of Directors may close the stock transfer books for a period of time not exceeding forty (40) days preceding the date of any meeting of shareholders, payment of dividend, allotment of rights, change, conversion or exchange of capital stock or the date of obtaining consent of shareholders for any purpose.

         3.8) Record Date - In lieu of closing the stock record books the Board of Directors may fix in advance a date, not exceeding forty (40) days preceding the date of any of the aforesaid events, as a record date for the determination of shareholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or to receive any such dividend or allotment or rights, or to exercise the rights in respect to any change, conversion or exchange of capital stock or to give such consent, and in such case only such shareholders on the record date so fixed shall be entitled to notice of and to vote at such meeting and any adjournment thereof, or to receive such dividend or allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date so fixed. If the stock transfer books are not closed and no record date is fixed for such determination of the shareholders of record, the date on which notice of the meeting is mailed, or the date of adoption of a resolution of the Board of Directors declaring a dividend, allotment of rights, change, conversion or exchange of capital stock or to give such consent, as the case may be, shall be the record date for such determination of shareholders. A determination of shareholders entitled to vote shall apply to any adjournment of such meeting except when the date of determination or the closing of the stock transfer book exceeds forty (40) days preceding such adjourned meeting, in which event a new meeting must be called.

         3.9) Presiding Officer - The appropriate officers of the corporation shall preside over all meetings of the shareholders; provided, however, that in the absence of an appropriate corporate officer at any meeting of the shareholders, the meeting shall choose any person present to act as presiding officer of the meeting.

         3.10) Conduct of Meetings of Shareholders - Subject to the following, meetings of shareholders generally shall follow accepted rules of parliamentary procedure:

         1. The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. If the chairman, in his absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of shareholders or part thereof the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

         2. If disorder should arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned.

         3. The chairman may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

         4. A resolution or motion shall be considered for vote only if proposed by a shareholder or duly authorized proxy, and seconded by an individual who is a shareholder or a duly authorized proxy, other than the individual who proposed the resolution or motion.


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         3.11) Order of Business - The suggested order of business at the regular meeting of shareholders, and so far as possible at all other meetings of the shareholders, shall be:

         1.       Calling of roll.

         2.       Proof of due notice of meeting, or unanimous waiver.

         3.       Reading and disposal of any unapproved minutes.

         4.       Annual reports of all officers and committees.

         5.       Election of directors.

         6.       Unfinished business.

         7.       New business.

         8.       Adjournment.

         3.12) Inspectors of Election - The Board of Directors in advance of any meeting of shareholders may appoint inspectors to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the officer or person acting as chairman of any such meeting may, and on the request of any shareholder or his proxy, shall make such appointment. In case any person appointed as inspector shall fail to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting, or at the meeting by the officer or person acting as chairman. The inspectors of election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots, assents or consents, hear and determine all challenges and questions in any way arising and announce the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

         No inspector whether appointed by the Board of Directors or by the officer or person acting as chairman need be a shareholder.

         3.13) Informal Action by Shareholders - Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and notice thereof if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.


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                                    ARTICLE 4

                                    DIRECTORS

         4.1) General Powers - The property, affairs, and business of the corporation shall be managed by the Board of Directors.

         4.2) Number - The Board of Directors shall consist of such number of directors, not less than five (5) nor more than eight (8), the exact number to be fixed from time to time solely by resolution of the Board of Directors, acting by not less than a majority of the directors then in office.

         4.3) Qualifications and Term of Office - Directors need not be shareholders or residents of the State of Delaware. Directors shall be elected by the shareholders at the regular meeting for a term of one (1) year or until their successors are elected and qualified. Each of the directors of the corporation shall hold office until the regular meeting next following or closely coinciding with the expiration of his term of office and until his successor shall have been elected and shall qualify or until he shall resign, or shall have been removed as provided by statute.

         4.4) Quorum - A majority of the whole Board of Directors shall constitute a quorum for the transaction of business; provided, however, that if any vacancies exist by reason of death, resignation or otherwise, a majority of the remaining directors shall constitute a quorum for the conduct of business. If less than a quorum is present at any meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than a majority.

         4.5) Regular Meetings - As soon as practical after each regular meeting of shareholders, the Board of Directors shall meet for the purposes of organization, choosing the officers of the corporation and for the transaction of other business at the place where the shareholders' meeting is held or at the place where regular meetings of the Board of Directors are held. No notice of such meeting need be given. Such first meeting may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meetings or in a consent and waiver of notice signed by all the directors.

         4.6) Telephonic Meetings - Any member or members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

         4.7) Special Meetings - Special meetings of the Board of Directors may be held at such time and place as may from time to time be designated in the notice or waiver of notice of the meeting. Special meetings of the Board of Directors may be called by the president, or by any director. Unless notice shall be waived by all directors entitled to notice, notice of the special meeting shall be given by the secretary, who shall give at least twenty-four
(24) hours notice thereof to each director by mail, telegraph, telephone, or in person; provided, however, that meetings may be held without waiver of notice from or giving notice to any director while he is in the Armed Forces of the United States. Each


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director, by his attendance and his participation in the action taken at any directors' meeting, shall be deemed to have waived notice of such meeting.

         4.8) Compensation - Directors and any members of any committee of the corporation contemplated by these By-Laws or otherwise provided for by resolution of the Board of Directors, shall receive such compensation therefore as may be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving proper compensation therefor.

         4.9) Salaries - Salaries and other compensation of all officers and employees of the corporation shall be fixed by the Board of Directors. Nothing herein contained shall be construed to preclude any officer from serving the corporation as a director, consultant or in any other capacity and receiving proper compensation therefor. In the event that any authority, such as the Internal Revenue Service, determines, and such determination is ultimately accepted, that any compensation paid to a director, officer or employee of the corporation is excessive and disallows the corporate deduction therefor, the recipient of the amounts so determined to be excessive shall repay the corporation said amount.

         4.10) Committees - A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board in the management of the business of the corporation to the extent provided in the resolution. Committees are subject at all times to the direction and control of the Board of Directors except as provided in Article 4.11. A committee shall consist of one or more natural persons, who are directors, appointed by affirmative vote of a majority of the directors present. A majority of the members of the committee present at a meeting is a quorum for the transaction of business unless a larger or smaller proportion is provided in a resolution approved by the affirmative vote of a majority of the directors present.

         4.11) Committee of Disinterested Persons - The Board of Directors may establish a committee composed of two or more disinterested directors or other disinterested persons to determine whether it is in the best interests of the corporation to pursue a particular legal right or remedy of the corporation and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the corporation. A director or other person is "disinterested" if he is not an owner of more than one percent of the outstanding shares of, or a present or former officer, employee or agent of the corporation or of a related corporation and has not been made or threatened to be made a party to the proceeding in question. The committee, once established, is not subject to the direction or control of, or termination by, the Board of Directors. A vacancy on the committee may be filled by a majority vote of the remaining members. The good faith determinations of the committee are binding upon the corporation and its directors, officers and shareholders. The committee terminates when it issues a written report of its determinations.

         4.12) Vacancies - Any vacancy in the Board of Directors shall be filled by an affirmative vote of a majority of the remaining directors of the Board, though less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at their next annual meeting or any meeting duly called for that purpose.

         4.13) Order of Business - The meetings shall be conducted in accordance with Roberts Rules of Order, Revised, and the suggested order of business at any meeting of the directors shall be:


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         1.       Roll call.

         2. Proof of due notice of meeting, or unanimous consent, or unanimous presence and declaration by president.

         3.       Reading and disposal of any unapproved minutes.

         4.       Reports of officers and committees.

         5.       Election of officers.

         6.       Unfinished business.

         7.       New business.

         8.       Adjournment.

         4.14) Written Consent or Opposition in Advance of Meeting - Any member of the Board of Directors or a committee thereof, may give advance written consent or opposition to a proposal or resolution stating an action to be taken by the Board or committee. Such consent or opposition shall be a vote in favor of or against the proposal or resolution if the proposal or resolution acted upon at the meeting is substantially the same or has substantially the same effect as the proposal or resolution to which the member of the Board or committee has consented or objected.

         4.15) Informal Action by Directors - Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting and notice thereof if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter set forth.

         4.16) Removal of Directors - The holders of a majority of the shares entitled to vote at an election of directors may remove at any time, for cause or without cause, any director of the corporation.

                                    ARTICLE 5

                                    OFFICERS

         5.1) Number - The officers of the corporation shall include a president or chief executive officer, a treasurer or chief financial officer and a secretary and may include such other officers as may from time to time be chosen by the Board of Directors. Any two offices except those of president and vice-president may be held by one person.

         5.2) Election, Term of Office and Qualifications - At any regular meeting of the Board of Directors, the Board shall elect from their number a president or chief executive officer and shall, from within or without their number, elect a treasurer or chief financial officer and a secretary, and may, in addition, from within or without their number, elect one or more vice-presidents and such other officers and assistant officers as may be deemed advisable. Such officers shall hold office until the next regular


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meeting or until their successors are elected and qualified; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the whole Board of Directors.

         5.3) Chairman of the Board - The chairman of the board of directors shall preside at all meetings of shareholders and directors, and he shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

         5.4) President and Chief Executive Officer - The president shall have general and active management of the business under the supervision and direction of the Board of Directors, and he shall be responsible for carrying into effect all orders and resolutions of the Board of Directors. He shall be the chief executive officer of the corporation and shall perform all duties usually incident to the office of president and chief executive officer and such other duties as may be from time to time prescribed by the Board of Directors; except that if the Board of Directors elects a separate chief executive officer, then the president shall perform such duties usually incident to the office of president and the chief executive officer shall perform such duties usually incident to the office of the chief executive officer and each of them shall perform such duties as may be from time to time prescribed to each of them by the Board of Directors.

         5.5) Chief Operating Officer - The chief operating officer of the corporation shall be responsible for directing and supervising the corporation's overall business activities. He shall be the officer primarily responsible for planning and carrying out the business policies of the corporation and shall report to the Board of Directors thereon at each meeting of the Board of Directors. He shall have such other responsibilities and shall exercise such additional authority as may from time to time be assigned to him by the Board.

         5.6) Vice President - Each vice-president shall have such powers and shall perform such duties as may be specified in these By-Laws or prescribed by the Board of Directors. In the event of absence or disability of the president, a vice-president shall succeed to his powers and duties in the order in which they are elected or as otherwise prescribed by the Board of Directors. A vice-president who is not a director shall not succeed to the office of president.

         5.7) Secretary - The secretary shall be secretary of and shall attend all meetings of the shareholders and Board of Directors. He shall act as clerk thereof and shall record all the proceedings of such meetings in the minute book of the corporation. He shall give proper notice of meetings of shareholders and directors. He shall keep the seal of the corporation and shall affix the same to any instrument requiring it and shall attest the seal by his signature. He shall, with the president or any vice-president, acknowledge all certificates for shares of the corporation and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

         5.8) Treasurer and Chief Financial Officer - The treasurer shall keep accurate accounts of all moneys of the corporation received or disbursed. He shall deposit all moneys, drafts, and checks in the name and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time. He shall endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor. He shall disburse the funds of the corporation as authorized by the Board of Directors. He shall render to the president and the Board of Directors, whenever required, an account of all of his transactions as treasurer and of


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the financial condition of the corporation and shall perform such other duties as may be prescribed by the Board of Directors from time to time.

         5.9) Assistant Officers - In the event of absence or disability of any vice-president, secretary, or treasurer, such assistants to such officers shall succeed to the powers and duties of the absent officer in the order in which they are elected or as otherwise prescribed by the Board of Directors until such principal officer shall resume his duties or a replacement is elected by the Board of Directors. Such assistant officers shall exercise such other powers and duties as may be delegated to them from time to time by the Board of Directors, but they shall be subordinate to the principal officer they are designated to assist.

         5.10) Officers Shall Not Lend Corporate Credit - Except for the proper use of the corporation, no officer of this corporation shall sign or endorse in the name or on behalf of this corporation, or in his official capacity, any obligations for the accommodation of any other party or parties, nor shall any check, note, bond, stock certificate or other security or thing of value belonging to this company be used by any officer or director as collateral for any obligation other than valid obligations of this corporation.

                                    ARTICLE 6

                                 INDEMNIFICATION

         Any person who at any time shall serve or shall have served as a director, officer, employee or agent of the Corporation, and the heirs, executors and administrators of such person shall be indemnified by the Corporation in accordance with, and the fullest extent permitted by, the provisions of the Delaware General Corporation Law, as it may be amended from time to time.

                                    ARTICLE 7

                            SHARES AND THEIR TRANSFER

         7.1) Certificates of Stock - Every owner of stock of the corporation shall be entitled to a certificate, to be in such form as the Board of Directors prescribe, certifying the number of shares of stock of the corporation owned by him. The certificates for such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the corporation by the president, and by the secretary, or by any other two (2) proper officers of the corporation authorized by the Board of Directors. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each such certificate, and the respective issue date thereof, and in the case of cancellation, the respective dates of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be canceled and no other certificate or certificates shall be issued in exchange for any existing certificates until such existing certificate shall have been so canceled except in cases provided for in Article 7.5.

         7.2) Facsimile Signature - Where any certificate is manually signed by a transfer agent, a transfer clerk or by a registrar appointed by the Board of Directors to perform such duties, a facsimile or engraved signature of the president and secretary or other proper officer of the corporation authorized by the Board of Directors may be inscribed on the certificate in lieu of the actual signature of such


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officer. The fact that a certificate bears the facsimile signature of an officer who has ceased to hold office shall not affect the validity of such certificate if otherwise validly issued.

         7.3) Issuance of Shares - Subject to the provisions and limitations of
Article 4 of the Certificate of Incorporation, the Board of Directors is authorized to cause to be issued shares of the corporation, to the full amount of such authorized shares, and at such times as may be determined by the Board of Directors and as may be permitted by law.

         7.4) Transfer of Shares - Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, or by the shareholder's legal representative, or duly authorized attorney-in-fact, and upon surrender for cancellation of the certificate or certificates for such shares. The shareholder in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, that when any transfer of shares shall be made as collateral security, and not absolutely, such facts, if known to the secretary of the corporation, or to the transfer agent, shall be so expressed in the entry of transfer.

         7.5) Lost Certificates - Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board, in an amount determined by the Board of Directors not exceeding double the value of the stock represented by such certificate to indemnify the corporation, against any claim that may be made against it on account of the alleged loss or destruction of such certificate; whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

         7.6) Treasury Stock - Treasury stock shall be held by the corporation subject to disposal by the Board of Directors, in accordance with the Certificate of Incorporation and these By-Laws, and shall not have voting rights nor participate in dividends.

         7.7) Indebtedness of Shareholders - The corporation shall have a first lien on all the shares of its capital stock and upon all dividends declared upon the same for any indebtedness of the respective holders thereof to the corporation.

         7.8) Transfer Agent and Registrar - The Board of Directors may appoint one or more transfer agents or transfer clerks, and may require all certificates for shares to bear the signature or signatures of any of them.

                                    ARTICLE 8

                                BOOKS AND RECORDS

         8.1) Share Register; Dates of Issuance - The corporation shall keep at its principal business office, or at another place or places within the United States determined by the Board of Directors, a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. The corporation shall also keep, with the share register, a record of the dates on which certificates or transaction statements representing shares were issued.


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         8.2) Other Documents Required - A corporation shall keep at its principal business office, or, if its principal business office is outside of this state, shall make available at its registered office within ten days after receipt by an officer of the corporation of a written demand for them made by a person described in Article 8.4, originals or copies of:

         1. Records of all proceedings of shareholders for the last three years;

         2. Records of all proceedings of the board for the last three years;

         3.       Its articles and all amendments currently in effect;

         4.       Its by-laws and all amendments currently in effect;

         5. Financial statements required by Article 8.7 and the financial statement for the most recent interim period prepared in the course of the operation of the corporation for distribution to the shareholders or to a governmental agency as a matter of public record;

         6. Reports made to shareholders generally within the last three years;

         7. A statement of the names and usual business addresses of its directors and principal officers;

         8.       Voting trust agreements; and

         9.       Shareholder control agreements.

         8.3) Financial Records - A corporation shall keep appropriate and complete financial records.

         8.4) Right to Inspect - A shareholder, beneficial owner, or a holder of a voting trust certificate has an absolute right, upon written demand, to examine and copy, in person or by a legal representative, during the usual hours for business, the share register and all documents referred to in Article 8.2. A shareholder, beneficial owner, or a holder of a voting trust certificate has a right, upon written demand, to examine and copy in person or by legal representative, other corporate records during the usual hours for business, only if the shareholder, beneficial owner, or holder of a voting trust certificate demonstrates a proper purpose for the examination. A "proper purpose" is one reasonably related to the person's interest as a shareholder, beneficial owner, or holder of a voting trust certificate of the corporation.

         8.5) Cost of Copies - Copies of all documents referred to in Article
8.2 shall be furnished at the expense of the corporation. A copy of the most recently generated share register shall be furnished at the expense of the corporation if the requesting party shows a proper purpose. In all other cases, the corporation may charge the requesting party a reasonable fee to cover the expenses of providing the copy.

         8.6) Computerized Records - The records maintained by the corporation, including its share register, financial records, and minute books, may utilize any information storage technique, including, for example, punched holes, printed or magnetized spots, or microimages, even though that makes them


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illegible visually, if the records can be converted, by machine and within a reasonable time, into a form that is legible visually and whose contents are assembled by related subject matter to permit convenient use by people in the normal course of business. The corporation shall convert any of the records referred to in Articles 8.1 and 8.2 upon the request of a person entitled to inspect them, and the expense of the conversion shall be borne by the person who bears the expense of copying pursuant to Article 8.5. A copy of the conversion is admissible in evidence, and shall be accepted for all other purposes, to the same extent as the existing or original records would be if they were legible visually.

         8.7) Financial Statements - The corporation shall upon written request by a shareholder stating a proper purpose therefor, furnish annual financial statements, including at least a balance sheet as of the end of each fiscal year and a statement of income for the fiscal year, which shall be prepared on the basis of accounting methods reasonable in the circumstances and may be consolidated statements of the corporation and one or more of its subsidiaries. In the case of statements audited by a public accountant, each copy shall be accompanied by a report setting forth the opinion of the accountant on the statements; in other cases, each copy shall be accompanied by a statement of the president or other person in charge of the corporation's financial records stating the reasonable belief of the person that the financial statements were prepared in accordance with accounting methods reasonable in the circumstances, describing the basis of presentation, and describing any respects in which the financial statements were not prepared on a basis consistent with those prepared for the previous year.

                                    ARTICLE 9

                                  DISTRIBUTIONS

         9.1) Distributions - The Board of Directors may authorize distributions by the corporation from funds legally available therefor at such times and in such amounts as the Board shall deem reasonable.

         9.2) Record Date - Subject to any provisions of the Certificate of Incorporation, the Board of Directors may fix a date preceding the date fixed for the payment of any distribution or allotment of other rights as the record date for the determination of the shareholders entitled to receive payment of such distribution or allotment notwithstanding any transfer of shares on the books of the Corporation after such record date.

         9.3) Restrictions - A distribution may be made to the holders of a class or series of shares only if:

         1. All amounts payable to the holders of shares having a preference for the payment of that kind of distribution are paid; and

         2. The payment of the distribution does not reduce the remaining net assets of the corporation below the aggregate preferential amount payable in the event of liquidation to the holders of shares having preferential rights, unless the distribution is made to those shareholders in the order and to the extent of their respective priorities.


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         3.       The money or property available for distribution is
                  insufficient to satisfy all preferences, the distributions shall be made pro rate according to the order of priority of preferences by classes and by series within those classes.

                                   ARTICLE 10

                        FINANCIAL AND PROPERTY MANAGEMENT

         10.1) Fiscal Year - The fiscal year of the corporation shall be set by the Board of Directors.

         10.2) Audit of Books and Accounts - The books and accounts of the corporation shall be audited at such times as may be ordered by the Board of Directors.

         10.3) Contracts - The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         10.4) Checks - All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by the treasurer or such other officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         10.5) Deposits - All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

         10.6) Voting Securities Held by Corporation - The president or other agent designated by the Board of Directors, shall have full power and authority on behalf of the corporation to attend, act and vote at any meeting of security holders of other corporations in which this corporation may hold securities. At such meeting the president, or such other agent, shall possess and exercise any and all rights and powers incident to the ownership of such securities which the corporation might possess and exercise.

                                   ARTICLE 11

                                WAIVER OF NOTICE

         Whenever any notice whatsoever is required to be given by these By-Laws or the Certificate of Incorporation of the corporation or any of the corporate laws of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to said notice, either before, at, or after the time stated therein, shall be deemed equivalent thereto.


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                                   ARTICLE 12

                                   AMENDMENTS

         Subject to the limitations set forth in the Delaware General Corporation Law, these By-Laws may be amended by a vote of the majority of the whole Board of Directors at any meeting, provided that notice of such proposed amendment shall have been included in the notice of such meeting given to the directors.

         The undersigned Secretary hereby certifies that the foregoing Amended and Restated By-Laws were adopted as the complete By-Laws of the corporation by the Board of Directors on this 3rd day of March, 1999.


                                     /s/ Patrick Delaney
                                     -----------------------------
                                     Patrick Delaney, Secretary


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